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                                                                      EXHIBIT 21

Subsidiaries of Retail Ventures, Inc.

J.S. Overland Delivery, Inc. a Delaware corporation
Carlyn Advertising, Inc., a Delaware corporation
Retail Ventures Services, Inc., an Ohio corporation
Value City Acquisition Corp., a Delaware corporation
Retail Ventures Jewelry, Inc., an Ohio corporation
Retail Ventures Imports, Inc., an Ohio corporation
Value City Department Stores, Inc., an Ohio corporation
Westerville Road GP, Inc., a Delaware corporation*
Westerville Road LP, Inc., a Delaware corporation*
Shonac Corporation, an Ohio corporation*
Value City of Michigan, Inc., a Michigan corporation*
Gramex Retail Stores, Inc., a Delaware corporation*
Filene's Basement, Inc., a Delaware corporation*
Value City Limited Partnership, an Ohio limited partnership**
DSW Shoe Warehouse, Inc., a Missouri corporation**
Value City Department Stores Services, Inc., a Delaware corporation** GB Retailers, Inc., a Delaware corporation**

*    indicates second tier subsidiary

**   indicates third tier subsidiary